Exhibit 99.1

EQT Private Equity Company LLC

Net Asset Value

EQT Private Equity Company LLC (the “Company”) calculates net asset value per share in accordance with valuation policies and procedures that have been approved by the Company’s board of directors. The Company’s transactional net asset value (“Transactional Net Asset Value”) is used to determine the price at which the Company sells and repurchases its shares. The Company’s GAAP net asset value (“GAAP Net Asset Value”) is the Company’s net asset value determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The following table provides a breakdown of the major components of the Company’s Transactional Net Asset Value as of August 31, 2026 ($ in thousands, except shares):

Components of Transactional Net Asset Value	August 31, 2026
Assets at fair value (cost of $835,740)	$971,740
Cash and cash equivalents	138,675
Other assets	11,616
Other liabilities	(9,963)
Accrued performance allocation	(8,641)
Management fee payable	(3,325)
Accrued shareholder servicing fees	(778)
Transactional Net Asset Value	$1,099,323
Number of outstanding shares	36,235,485

(1) Shareholder servicing fees apply only to Class D Shares, Class S Shares, Class J1 Shares, Class J2 Shares, Class A-D Shares, Class A-S Shares, Class A-J1 Shares and Class A-J2 Shares. For purposes of Transactional Net Asset Value, the Company recognizes shareholder servicing fees as a reduction to Transactional Net Asset Value on a monthly basis as such fees are accrued. For purposes of GAAP Net Asset Value, the Company accrues the cost of the shareholder servicing fees for the estimated life of the shares as an offering cost at the time the Company sells shares in the applicable share classes.

The following table provides a breakdown of the Company’s total Transactional Net Asset Value and the Company’s Transactional Net Asset Value per share by class as of August 31, 2026 ($ in thousands, except shares and per share data):

	Class I	Class A-I	Class A-D	Class A-J1	Class A-J2	Class A-S	Class S	Class J1	Class J2	Class H	Class E	Class Q	Class T	Total
Transactional Net Asset Value	$22,438	$232,128	$22,909	$202,332	$33,783	$380,425	$15,496	$7,185	$497	$1	$181,869	$1	$260	$1,099,323
Number of outstanding Shares	734,407	7,508,433	743,185	6,583,037	1,099,153	12,904,735	609,026.37	282,203.92	19,527.72	40	5,743,614	40	8,083	36,235,485

Transactional Net Asset Value Per Share as of August 31, 2026	$30.55	$30.92	$30.83	$30.74	$30.74	$29.48	$25.44	$25.46	$25.46	$32.13	$31.66	$32.13	$32.13

Reconciliation of Transactional Net Asset Value to GAAP Net Asset Value

The following table reconciles the Company’s GAAP Net Asset Value to Transactional Net Asset Value ($ in thousands):

August 31, 2026
GAAP Net Asset Value	$1,081,399
Adjustments:
Accrued shareholder servicing fees	17,923
Transactional Net Asset Value	$1,099,323

Valuation Methodologies and Significant Inputs

The following table presents additional information about valuation methodologies and significant inputs used for portfolio company holdings that are valued at fair value as of August 31, 2026:

Valuation Methodology	Unobservable Input(s)(1)	Weighted Average (2)		Range
Inputs to market comparables and transaction price/other	Weight Ascribed to Market Comparables	88%		0% - 100%
	Weight Ascribed to Transaction Price/Other	12%		0% - 100%
Market Comparables	Enterprise Value / EBITDA Multiple	17.7	x	10.7x - 20.9x
	Enterprise Value / Revenue	7.8	x	5.9x - 8.8x
	Enterprise Value / EBITDAC Multiple	24.2	x	12.1x - 30.6x
	Price / Book	2.5	x	2.5x - 2.5x
	Enterprise Value / Cash EBITDAC Multiple	24.7	x	24.7x - 24.7x

(1) In determining the inputs, management evaluates a variety of factors including economic conditions, industry and market developments, market valuations of comparable companies, and company-specific developments including exit strategies and realization opportunities. EQT Partners Inc., the Company’s manager, has determined that market participants would take these inputs into account when valuing the investments.

(2) Inputs are weighted based on fair value of the investments included in the range.